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                                                                    Exhibit 3.12






                            CERTIFICATE OF FORMATION

                                       OF

                              ARMKEL DENTURES, LLC




     1. The name of the limited liability company is Armkel Dentures, LLC.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Armkel Dentures, LLC on this 6th day of September, 2001.



                                            ARMKEL DENTURES, LLC



                                            By:   /s/ James J. Connors, II
                                                  ------------------------------
                                            Name:  James J. Connors, II
                                            Title: Authorized Person